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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Glu Mobile Inc. of our report dated February 28, 2020 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Glu Mobile Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
June 2, 2020

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM